Support and Equipment Lease Agreement

                              BlueV


This agreement is made on the 19th of December 2000, between the parties;

Tactel AB, whose principal place of business is situated at Zinkgatan 7, SE-234 35 Lomma, Sweden ("Tactel")

And

Braintech, Inc., whose principal place of business is situated at Unit 113, 980 West 1st Street, North Vancouver, British Columbia,
V7P3N4 Canada. ("Company")

Whereas, Tactel is in the process of developing Equipment incorporating certain non-commercial generic Bluetooth components from Ericsson Mobile Communications AB ("Ericsson"), and Company wishes to make use of the equipment for in-house testing and applications development and certain external demonstrations of such applications.

Whereas, Company has asked Tactel and Tactel has agreed, with Ericsson's written consent, to disclose and furnish Equipment under the conditions hereunder.


1.  Definitions

Confidential Information means (a) all of Equipment including the techniques and ideas embodied and express in Equipment and any information regarding intellectual property (b) any other information which is disclosed to the other party and designated by the party as Confidential and/or proprietary, (c) the terms and conditions of this agreement.

Equipment means products and technical specifications as specified in attachment 1.

Software means software as specified in attachment 1.


2.  Licence

Subject to terms set out in this agreement, Tactel hereby grants to Company

-  to use, but not to copy or modify Equipment and Software,

- to demonstrate, but not otherwise disclose, deliver, transfer or distribute Equipment, Software or applications, or any portion thereof to third party,

- start support and training to the extent of maximum one (1) hour of answering to questions by e-mail or phone during regular business hours,

- to report bugs that will if by Tactel considered vital be fixed.

2.1 Company acknowledges and understand that certain portions of Equipment are owned by Ericsson and are not yet commercially available and undertakes therefore to treat such portions as Confidential information

2.2 Software or any other part of the Equipment that is defined as or delivered in a "black-box-format", may not be reversed engineered or decompiled.

2.3 If the Tactel API is used for SW development Tactel has to approve the SW based on the API and/or BlueV before commercial use. A written permission from Tactel is needed. Futhermore Tactel can without notice change the API which may cause the developer problems.


3.  Deliver

Tactel shall deliver to Company the equipment, unless any portion of the equipment is already in the possession or custody of Company.


4.  Support

Tactel's support obligation is limited to what is stated in article two (2) in this agreement.

For avoidance of any doubt, company acknowledges and agrees that Ericsson has no support or any other obligations whatsoever under this agreement.


5.  Payment

Company shall pay to Tactel a onetime unit lease fee of 765 USD, ($765) to be paid within 30 days of receipt of Equipment.


6.  Limitation of warranty and liability

Company acknowledges that Equipment may still be under development, or may be incomplete, and that it may relate to products that are under development or are planned for development. TACTEL GIVES NO WARRANTIES REGARDING THE ACCURACY
OF THE PRODUCT OR THE INFORMATION RELATED TO IT.

IN NO EVENT WILL ANY PARTY BE LIABLE TO ANY PARTY FOR THE COST OR
PROCURING SUBSTITUTE SERVICES, LOST PROFIT, LOST DATA OR ANY
OTHER DAMAGE.


7.  Confidentiality

Each party agrees to maintain the other party's Confidential information in confidence and not disclose such Confidential information to any third party. The receiving party shall treat Confidential information with at least the same degree of care that it uses to protect its own Confidential information, but no less than a reasonable care under circumstances.

This article shall for five (5) years survive the expiration or termination of this agreement.


8.  Term and termination

This agreement may be terminated by Tactel upon submission of four (4) weeks notice in writing to Company. Upon termination of this agreement, Company shall promptly return Equipment to Tactel. If this agreement is terminated by Tactel, Company is entitled to a refund of half of the fee, if the termination occurs less than three (3) months after delivery of the Equipment from Tactel.


9.  Choice of law and dispute resolution

The construction and performance of this agreement shall be governed by the laws of Sweden. All disputes and indifferences in connection with this agreement shall be finally settled under the rules of Arbitration of the International Chamber of Commerce by three (3) arbitrators appointed in accordance with the said rules. The proceedings shall be conducted in the English language and take place in Malmo, Sweden.


Each of the signatories to this Agreement represents that he is authorised to execute the Agreement on behalf of Tactel or Company, as the case may be.


Tactel                             Company

"Ulf Estberg"                      "Owen Jones"


By:  Ulf Estberg                   By:  Owen Jones


Date:  2000-12-19                  Date:  2000-12-19


Attachment 1 - Blue V

Equipment
A Bluetooth module for Palm V/Vx

Software
Ericsson Bluetooth protocol stack

Tactel sw
- BTdrv(D).prc This connects to default Bluetooth address set by DevLoc using Dialup networking Profile
- BTdrv(L).prc This connects to default Bluetooth address set by DevLoc using LAN Access Profile
- BTdrv(S).prc This connects to default Bluetooth address set by DevLoc using Serial Port Profile
- BTdrv(SIN).prc This waits for an incoming Bluetooth connection over Serial Port Profile
- DevLoc.prc The Device Locator Application that search and pair BlueTooth devices
- BVFlash.prc Program that flashes the firmware in the BlueV
- blueV_vXXX.pdb Latest flashfile containing BlueV firmware, used by BVFlash
- TTConnectLib.prc Tactel Bluetooth library
- BTLibTest.prc Internal test program for TTConnectLib

This PDB-file contains preferences for the connection manager. It contains three connections:
- BT(D) This connects to default Bluetooth address set by DevLoc using Dialup networking Profile
- BT(L) This connects to default Bluetooth address set by DevLoc using LAN Access Profile
- BT(S) This connects to default Bluetooth address set by DevLoc using Serial Port Profile

Miscellaneous
- Aus_wap.prc AU-system WAP Browser
- BookmAtrDB.PDB Bookmarks for above
- Eudora_Web.PRC EudoraWeb
- QCWebBookmarks.PDB Bookmarks for above